Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Phunware, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate (3)	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	(1)	(1)	(1)
	Equity	Preferred Stock, par value of $0.0001 per share	457(o)	(1)	(1)	(1)
	Other	Warrants to purchase Common Stock	457(o)	(1)	(1)	(1)
	Other	Units	457(o)	(1)	(1)	(1)
	Unallocated (Universal) Shelf	(2)	457(o)	(1)	(1)	$12,425,281	0.0001531	$1,902.31
Total Offering Amounts								$1,902.31
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fees Due								$1,902.31

(1)

The Registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.0001 per share, having a proposed maximum aggregate offering price of $200,000,000 pursuant to Registration Statement on Form S-3 (File No. 333-262461), which was filed on February 1, 2022 and declared effective by the SEC on February 9, 2022 (the “Prior Registration Statement”). As of the date hereof, a balance of $62,126,409 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, General

Instruction IV(A) of Form S-3, the Registrant is hereby registering the offer and sale of an additional $12,425,281 of securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum offering price of the remaining securities available to be sold under the Prior Registration Statement.

(2)

There are being registered hereunder such indeterminate number of shares of Common Stock, such indeterminate number of shares of Preferred Stock, such indeterminate number of Warrants to purchase Common Stock and such indeterminate number of Units as shall have an aggregate initial offering price not to exceed $12,425,281. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum offering price.